Your submission was successfully processed into the CDER Electronic Document Room, and is available to the assigned review division.

Application Type/Number:	IND173871
eCTD Sequence Number:	0008
CoreID:	ci260616154854.3eca30aa7ca8476fbc0545b924e9166f

Your official receipt date is calculated in accordance with the following final Guidance for Industry: https://www.fda.gov/regulatory-information/search-fda-guidance-documents/providing-regulatory-submissions-electronic-format-receipt-date

Contact Information:

For technical assistance only: eSUB@fda.hhs.gov

For all other questions regarding your submission, contact your review division.

Thank you,

Electronic Document Room
Center for Drug Evaluation and Research
U.S. Food and Drug Administration